Exhibit 24

POWER OF ATTORNEY

     We, the undersigned directors of LCA-Vision Inc. (the “Company”) hereby appoint Stephen N. Joffe and Craig P.R. Joffe or either of them, with full power of substitution, our true and lawful attorneys and agents, to do any and all acts and things in our names and on our behalf as directors of the Company which said attorneys and agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-8 relating to the LCA-Vision Inc. 2001 Long-Term Stock Incentive Plan, including, without limitation, signing for us, or any of us, in our names as directors of the Company, such Registration Statement and any and all amendments thereto, and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, this Power of Attorney has been signed below by the following persons in the capacities indicated as of the 18th day of March, 2005.

Signature	Title

/s/ Stephen N. Joffe Stephen N. Joffe	Chairman of the Board

/s/ William O. Coleman	Director

William O. Coleman

/s/ John H. Gutfreund	Director

John H. Gutfreund

/s/ John C. Hassan	Director

John C. Hassan

/s/ Craig P.R. Joffe	Director

Craig P.R. Joffe

/s/ E. Anthony Woods	Director

E. Anthony Woods